Exhibit 4.7

Trust Swap

Class A-4a Notes

CONFIRMATION FOR U.S. DOLLAR INTEREST RATE SWAP
TRANSACTION UNDER 1992 MASTER AGREEMENT

TO:                                                                            CNH Equipment Trust 2005-A

Ms. Catherine Murray

Assistant Treasurer

Corporate Trust/ABS

The Bank of New York, as Trustee

101 Barclay St., 8W

(212) 815-2489 (direct)

(212) 815-3883 (fax)]

FROM:                                                         ABN AMRO BANK N.V.

250 Bishopsgate,

London EC2M 4AA,

United Kingdom

Attention:  Matthew Ackland / Stephen Potter – Asset Securitisation Derivatives

Fax: 44 20 7857 9587

Telephone: 44 20 7678 1403

Electronic Messaging System Details: Swift ABNA GB 2L

DATE:                                                           March 16, 2005

Our Reference Numbers: 804589:896537

The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between ABN AMRO BANK N.V. (“Party A”) and CNH Equipment Trust 2005-A (“Party B”) on the Trade Date specified below (the “Swap Transaction” or the “Transaction”).  This letter agreement constitutes a “Confirmation” as referred to in the Master Agreement specified below.

1.                                       The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc., the “Definitions”) are incorporated into this Confirmation.  In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.  Each party represents and warrants to the other that (a) it is duly authorized to enter into this Swap Transaction and to perform its obligations hereunder, (b) the Swap Transaction and the performance of its obligations hereunder do not violate any material obligation of such party, and (c) the person executing this Confirmation is duly authorized to execute and deliver it.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement between Party A and Party B dated as of March 16, 2005, as amended and supplemented from time to time (the “Agreement”).  This Confirmation shall supplement, form part of, and be subject to that Agreement, and all provisions contained or incorporated by reference in the Agreement shall govern this Confirmation except as expressly modified below.

2.                                       The terms of the particular Transaction to which this Confirmation relates are as follows:

Trade Date:	March 8, 2005

Effective Date:	March 16, 2005

Termination Date:

The earliest of (i) December 15, 2008 and (ii) when the Notional Amount hereunder has been reduced to zero, subject to adjustment in accordance with the Following Business Day Convention and subject to early termination in accordance with the terms of the Agreement.

Calculation Periods:

For each Fixed Rate Payer Payment Date, the period from and including the immediately preceding Fixed Rate Payer Period End Date to, but excluding, the next Fixed Rate Payer Period End Date, during the Term of this Swap Transaction, except that (a) the initial Fixed Rate Calculation Period will commence on, and include, the Effective Date, and (b) the final Fixed Rate Calculation Period will end on, but exclude, the Termination Date (without regard to any Business Day adjustment in the case of the final Fixed Rate Calculation Period) (“Fixed Rate Calculation Period”).

For each Floating Rate Payer Payment Date, the period from and including the immediately preceding Floating Rate Payer Payment Date to, but excluding, such Floating Rate Payer Payment Date, during the Term of this Swap Transaction, except that (a) the initial Floating Rate Calculation Period will commence on, and include, the Effective Date, and (b) the final Floating Rate Calculation Period will end on, but exclude, the Termination Date (“Floating Rate Calculation Period”). Floating Rate Calculation Periods correspond to “Interest Periods” under the Indenture dated as of March 16, 2005, between Party B and JPMorgan Chase Bank, N.A. as indenture trustee (the “Indenture”).

Notional Amount:

The Outstanding Amount of the Class A-4a Notes as of the close of business on the first day of each Floating Rate Calculation Period. “Outstanding Amount” and “Class A-4a Notes” each has the meaning specified in Appendix A to the Indenture.

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer
Payment Dates:	The 15th day of each month, commencing April 15, 2005, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Rate Payer
Period End Date:	The 15th day of each month, commencing April 15, 2005, without adjustment.

Fixed Rate:	4.2825 per cent

Fixed Rate
Day Count Fraction:	30/360

Fixed Rate Payer Payment
Amounts:

For each Fixed Rate Payer Payment Date, in respect of a Fixed Rate Calculation Period, the product of (a) the Fixed Rate, (b) the Fixed Rate Day Count Fraction and (c) the Notional Amount for such Fixed Rate Calculation Period.

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer
Payment Dates:	The 15th day of each month, commencing April 15, 2005, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA (set two London Banking Days prior to the first day of each Floating Rate Calculation Period).

Designated Maturity:	One month

Initial Floating Rate:	2.82 per cent

Spread:	None

Floating Rate
Day Count Fraction:	Actual/360

Floating Rate Payer
Payment Amounts:

For each Floating Rate Payer Payment Date, in respect of a Floating Rate Calculation Period, the product of (a) the Floating Rate, (b) the Floating Rate Day Count Fraction and (c) the Notional Amount for such Floating Rate Calculation Period.

Reset Dates:	Other than in connection with the Initial Floating Rate, the first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	Following.

Calculation Agent:	Party A

3. Account Details:

Payments to Party A:	ABN AMRO Bank N.V., New York, ABNAUS33
CHIPS 007535
ABA No. 026009580
A/C Name: ABN Amro Bank N.V., London
A/C No. /661001036741
Ref. DCM

Payments to Party B:	JPMorgan Chase Bank, N.A.-New York, NY
ABA #021000021
Account #507199782
Ref: CNH 2005-A Swap Pymt
Attn: K. Richardson (312-267-5030)

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within three (3) Business Days by returning via telecopier an executed copy of this Confirmation to the attention of

Matthew Ackland

4th Floor

250 Bishopsgate

London EC2M 4AA

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.

ABN AMRO BANK N.V.		Accepted and confirmed as of the date first written:
By:	/s/ DENIS VISKOVICH
Name: Denis Viskovich		CNH Equipment Trust 2005-A
Title: Authorized Signatory
By: The Bank of New York, not in its individual capacity but solely as Trustee

By:	/s/ DOUGLAS SCOTT
Name: Douglas Scott
Title:

		By:	/s/ CATHERINE MURRAY
Name: Catherine Murray
Title: Assistant Treasurer

SCHEDULE A

Calculation Period Start Date	Calculation Period End Date	Notional Amount (USD)
16-Mar-05	15-Apr-05	135,250,000.00
15-Apr-05	15-May-05	135,250,000.00
15-May-05	15-Jun-05	135,250,000.00
15-Jun-05	15-Jul-05	135,250,000.00
15-Jul-05	15-Aug-05	135,250,000.00
15-Aug-05	15-Sep-05	135,250,000.00
15-Sep-05	15-Oct-05	135,250,000.00
15-Oct-05	15-Nov-05	135,250,000.00
15-Nov-05	15-Dec-05	135,250,000.00
15-Dec-05	15-Jan-06	135,250,000.00
15-Jan-06	15-Feb-06	135,250,000.00
15-Feb-06	15-Mar-06	135,250,000.00
15-Mar-06	15-Apr-06	135,250,000.00
15-Apr-06	15-May-06	135,250,000.00
15-May-06	15-Jun-06	135,250,000.00
15-Jun-06	15-Jul-06	135,250,000.00
15-Jul-06	15-Aug-06	135,250,000.00
15-Aug-06	15-Sep-06	135,250,000.00
15-Sep-06	15-Oct-06	135,250,000.00
15-Oct-06	15-Nov-06	135,250,000.00
15-Nov-06	15-Dec-06	135,250,000.00
15-Dec-06	15-Jan-07	135,250,000.00
15-Jan-07	15-Feb-07	135,250,000.00
15-Feb-07	15-Mar-07	135,250,000.00
15-Mar-07	15-Apr-07	135,250,000.00
15-Apr-07	15-May-07	135,250,000.00
15-May-07	15-Jun-07	135,250,000.00
15-Jun-07	15-Jul-07	135,250,000.00
15-Jul-07	15-Aug-07	135,250,000.00
15-Aug-07	15-Sep-07	135,250,000.00
15-Sep-07	15-Oct-07	135,250,000.00
15-Oct-07	15-Nov-07	135,250,000.00
15-Nov-07	15-Dec-07	135,250,000.00
15-Dec-07	15-Jan-08	125,926,073.06
15-Jan-08	15-Feb-08	110,305,693.65
15-Feb-08	15-Mar-08	97,925,828.01
15-Mar-08	15-Apr-08	88,507,090.47
15-Apr-08	15-May-08	82,177,058.67
15-May-08	15-Jun-08	77,558,067.14
15-Jun-08	15-Jul-08	73,770,829.06
15-Jul-08	15-Aug-08	70,241,823.89
15-Aug-08	15-Sep-08	66,873,586.34
15-Sep-08	15-Oct-08	63,648,650.16
15-Oct-08	15-Nov-08	59,432,070.26
15-Nov-08	15-Dec-08	53,954,169.57